EXHIBIT 5.1

                                                       June 19, 1996


Mr. Richard B. Frost
Chairman of the Board and
  Chief Executive Officer
Frost Hanna Mergers Group, Inc.
7700 W. Camino Real, Suite 222
Boca Raton, FL  33431

           RE: FROST HANNA MERGERS GROUP, INC. - MERGER OF PA ACQUISITION CORPORATION WITH AND INTO PAN AMERICAN WORLD AIRWAYS, INC.

Dear Mr. Frost:

           As counsel to Frost Hanna Mergers Group, Inc., a Florida corporation (the "Corporation"), we have examined the Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation in connection with the merger (the "Merger") of PA Acquisition Corporation, a Florida corporation, which is a wholly-owned subsidiary of the Corporation, with and into Pan American World Airways, Inc., a Florida corporation ("Pan Am"), and the registration under the Securities Act of 1933, as amended, of the shares of the Common Stock, par value $.0001 per share (the "Shares"), of the Corporation to be issued in connection with the Merger, all as more fully described in the Corporation's Registration Statement on Form S- 4, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission on May 2, 1996. We have also examined a copy of the Agreement and Plan of Merger and a copy of the Acquisition Agreement (collectively, the "Merger Agreement") set forth as Appendix A to the Joint Proxy Statement-Prospectus of the Corporation and Pan Am, which comprises a part of the Registration Statement. We have assumed the genuineness of signatures on and the authenticity of all documents submitted to us as copies. Also, we have relied upon such certificates of public officials, corporate agents and officers of the Corporation


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Mr. Richard B. Frost
June 19, 1996
Page 2

and such other certificates with respect to the accuracy of material factual matters contained therein which were not independently established.

           Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that following the issuance and delivery of the Shares by the Corporation in accordance with the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, the Shares will be validly issued, fully paid and non-assesable. We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement.


                                               Very truly yours,



                                               STEARNS WEAVER MILLER WEISSLER
                                               ALHADEFF & SITTERSON, P.A.